Exhibit 12


                       Statement re Computation of Ratios

     The tables below set out the calculation of the ratio of combined earnings to fixed charges (net interest expense) for AerCo Limited or its predecessor entity for the periods shown.


            Ratio of combined earnings to fixed charges -- U.K. GAAP

                                          ALPS 94-1                                              AerCo
                                -----------------------------     ------------------------------------------------------------------
                                                  Period from      Period from
                                Year ended       July 1, 1998     July 15, 1998       Year ended        Year ended        Year ended
                                 June 30,         to July 14,      to March 31,        March 31,         March 31,         March 31,
                                   1998              1998              1999              2000              2001              2002
                                ----------       ------------     -------------       ----------        ----------        ----------
                                   $'000             $'000             $'000             $'000             $'000             $'000
Combined Earnings
Pretax (loss)/income .......      (32,522)           (1,277)          (15,073)          (48,788)          (60,221)         (168,029)
Fixed charges ..............       69,785             2,757            54,108            78,818           137,942           157,742
                                 --------          --------          --------          --------          --------          --------
                                   37,263             1,480            39,035            30,030            77,721           (10,287)
                                 ========          ========          ========          ========          ========          ========
Fixed Charges
Net Interest Expense .......       69,785             2,757            54,108            78,818           137,942           157,742
Combined Earnings/Fixed
   Charges .................        0.534             0.537             0.721             0.381             0.563            (0.065)


            Ratio of combined earnings to fixed charges -- U.S. GAAP

                                          ALPS 94-1                                              AerCo
                                -----------------------------     ------------------------------------------------------------------
                                                  Period from      Period from
                                Year ended       July 1, 1998     July 15, 1998       Year ended        Year ended        Year ended
                                 June 30,         to July 14,      to March 31,        March 31,         March 31,         March 31,
                                   1998              1998              1999              2000              2001              2002
                                ----------       ------------     -------------       ----------        ----------        ----------
                                   $'000             $'000             $'000             $'000             $'000             $'000
Combined Earnings
Pretax (loss)/income .......      (20,775)            5,973            19,795           (31,184)          (47,453)          (72,001)
Fixed charges ..............       69,785             2,757            54,108            78,818           137,942           157,742
                                 --------          --------          --------          --------          --------          --------
                                   49,010             8,730            73,903            47,634            90,489            85,741
                                 ========          ========          ========          ========          ========          ========
Fixed Charges
Net Interest Expense .......       69,785             2,757            54,108            78,818           137,942           157,742
Combined Earnings/Fixed
   Charges .................        0.702             3.166             1.366             0.604             0.656             0.544


                                      E-2